Exhibit (a)(1)(iii)
NOTICE OF GUARANTEED DELIVERY
(Not to Be Used For Signature Guarantee)
To Tender Shares of Class A Common Stock
Pursuant to the Offer to Purchase Dated May 13, 2026
by
EXPENSIFY, INC.
of
Up to $25,000,000 of Shares of its Class A Common Stock
At a Purchase Price Not Less Than $0.98 Per Share and Not More Than $1.20 Per Share

THE TENDER OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON JUNE 10, 2026, UNLESS THE TENDER OFFER IS EXTENDED OR TERMINATED.

As set forth in Section 3 of the Offer to Purchase, dated as of May 13, 2026 (as defined below), this form (this “Notice of Guaranteed Delivery”), or a form substantially equivalent to this form, must be used to accept the Tender Offer if (1) certificates for shares of Class A common stock, $0.0001 par value per share, of Expensify, Inc., a Delaware corporation (the “Company”), and all other documents required by the related Letter of Transmittal cannot be delivered to the Depositary by the Expiration Time or (2) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by mail, Express or Overnight Delivery to the Depositary at the contact information below. See Section 3 of the Offer to Purchase. Any terms that are capitalized but not defined herein have the meanings given to them in the Offer to Purchase.

The Depositary for the Tender Offer is:
Computershare Trust Company, N.A.

By First Class, Registered or Certified Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	By Express or Overnight Delivery: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

Delivery of this Notice of Guaranteed Delivery or other instructions to an address, facsimile number or person other than those shown above as described above does not constitute a valid delivery. Deliveries to the Company, the Dealer Manager, the Information Agent or the Book-Entry Transfer Facility do not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message and certificates for shares tendered pursuant to the Tender Offer to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON PAGE 5 MUST BE COMPLETED.

VOLUNTARY CORPORATE ACTIONS COY: EXFY

Exhibit (a)(1)(iii)
Ladies and Gentlemen:

The undersigned hereby tenders to Expensify, Inc., a Delaware corporation (the “Company”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated as of May 13, 2026 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), the related Letter of Transmittal and the other materials filed as exhibits to the Issuer Tender Offer Statement on Schedule TO (collectively, as they may be amended or supplemented from time to time, the “Tender Offer Materials”), the receipt of which is hereby acknowledged, the number (indicated below) of shares of Class A common stock, $0.0001 par value per share (the “shares”) of the Company, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. The terms and conditions set forth in the Tender Offer Materials collectively constitute the “Tender Offer.”

NUMBER OF SHARES BEING TENDERED HEREBY: ______ SHARES

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

(1) SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Pursuant to the Tender Offer,” the undersigned tenders his, her or its shares at the price checked. This action could result in none of the shares tendered hereby being purchased if the Purchase Price determined by the Company in accordance with the terms of the Tender Offer is less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER DIFFERENT SHARES AT DIFFERENT PRICES MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY OR LETTER OF TRANSMITTAL FOR EACH DIFFERENT TENDER. The same shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
☐ $0.98	☐ $1.04	☐ $1.10	☐ $1.16
☐ $1.00	☐ $1.06	☐ $1.12	☐ $1.18
☐ $1.02	☐ $1.08	☐ $1.14	☐ $1.20

-OR-

(2) SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER,” the undersigned tenders his, her or its shares at the Purchase Price, as shall be determined by the Company in accordance with the terms of the Tender Offer. For purposes of determining the Purchase Price, those shares that are tendered by the undersigned agreeing to accept the Purchase Price determined in the Tender Offer will be deemed to be tendered at the minimum price of $0.98 per share.

☐
The undersigned wants to maximize the chance of having the Company purchase shares the undersigned is tendering (subject to the proration and priority provisions of the Tender Offer). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the Purchase Price determined by the Company in accordance with the terms of the Tender Offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE PAID FOR SHARES IN THE TENDER OFFER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $0.98 PER SHARE.

VOLUNTARY CORPORATE ACTIONS COY: EXFY

Exhibit (a)(1)(iii)
CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS
CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.
ODD LOTS

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned:

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.

CONDITIONAL TENDER

A tendering stockholder may condition his, her or its tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Tender Offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his, her or its tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐
The minimum number of shares that must be purchased, if any are purchased, is: ____ shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, only if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked the box below:

☐	The tendered shares represent all shares held by the undersigned.

Certificate Nos. (if available):

If shares will be tendered by book-entry transfer:
Name of Tendering Institution: ________
Account No.: ________

VOLUNTARY CORPORATE ACTIONS COY: EXFY

Exhibit (a)(1)(iii)

SIGN HERE

Signature(s)

Dated:_________, 2026

Please type or print:

(Name(s) of Stockholders)

(Address(es))

(Zip Code(s))

(Area Code(s) and Telephone No(s).)

(Taxpayer ID No(s). or Social Security No(s).)

VOLUNTARY CORPORATE ACTIONS COY: EXFY

Exhibit (a)(1)(iii)
GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is also an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 (the “Eligible Institution”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees that (1) the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) it will deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such shares into the Depositary’s account at DTC, in any such case, together with a properly completed and duly executed Letter of Transmittal or an Agent’s Message in the case of a book-entry transfer, and any required signature guarantees and other documents required by the Letter of Transmittal, within one Nasdaq Global Select Market trading day after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Area Code and Telephone No.)

Dated:_________, 2026

DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

VOLUNTARY CORPORATE ACTIONS COY: EXFY